UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ocean Shore Holding Co. (the “Company”) and its wholly owned subsidiary, Ocean City Home Bank (the “Bank”) entered into a Change in Control Agreement with Janet Bossi (“Executive”), Executive Vice President, effective December 19, 2012. The Change in Control Agreement replaces the previous change in control agreement originally entered into on December 21, 2004 with the executive and was entered into in connection with her appointment as Executive Vice President of the Bank.

The Change in Control Agreement has a term of three years. On each anniversary date, the Board of Directors of the Bank may extend the term of the Chang in Control Agreement for an additional one (1) year period beyond the then effective expiration date, provided that the Executive shall not have given at least sixty (60) days’ written notice of her desire that the term not be extended.

Under the Change in Control Agreement, if, within one (1) year of a change in control (as defined in the agreement), the Executive voluntarily terminates her employment with the Bank or the Company or if the Bank or the Company involuntarily terminates her employment, the Executive shall receive a lump-sum payment of an amount equal to three (3) times her “base amount,” within the meaning of Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, for thirty-six months following termination of employment, the Executive will continue to participate in any health and welfare plans of the Bank under the same terms and conditions in effect on the date of the Executive’s termination of employment.

In no event shall the aggregate payments or benefits to be made or afforded to the Executive constitute an “excess parachute payment” under Section 280G of the Code or any successor thereto, and to avoid such a result, the termination benefits will be reduced to an amount, the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive’s base amount.

The Change in Control Agreement contains the entire understanding between the Bank, Company and Executive and supersedes any prior agreement between the Bank and Executive, but does not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Number	Description

10.1	Change in Control Agreement by and between Ocean City Home Bank and Janet Bossi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: December 19, 2012	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer